Exhibit 99.1

For Immediate Release

FIGS Announces Second Quarter 2021 Financial Results

Net revenues increased by 57.6% to $101.1 million

Active customers increased by 79.2% to 1.6 million

Santa Monica, California – August 12, 2021 – FIGS, Inc. (“FIGS” or the “Company”) (NYSE: FIGS), a founder-led direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals, announced results for the quarter ended June 30, 2021. Net revenues were $101.1 million in Q2 2021, an increase of 57.6% as compared to Q2 2020. Active customers grew to 1.6 million at the end of Q2 2021, an increase of 79.2% as compared to the end of Q2 2020.

“We are extremely pleased to have delivered strong financial performance in our first quarter as a public company following a successful IPO. We are so proud to have completed our public offering in the only way we could have imagined – by ringing the bell with as many Awesome Humans as we could fit on the podium right alongside us,” said Co-Chief Executive Officers Heather Hasson and Trina Spear. “Healthcare professionals deserve to be celebrated, empowered, and served, and that's what we aim to do every day. The way we executed and grew our business in Q2 was another step in that direction. We generated over $100 million in net revenues, we grew to 1.6 million active customers, and we continued to drive growth in a sustainable way. Thank you to the entire FIGS team, and most importantly, to all the healthcare professionals who serve and inspire all of us on a daily basis. We will continue to make investments that expand your access to the best products, the most seamless direct-to-consumer experience, and to share your stories with the world.”

Financial Highlights (Unaudited):

	Three months ended June 30,		Six months ended June 30,
in thousands, except per share and margin percentage amounts	2021	2020	2021	2020
Net revenues	$101,117	$64,143	$188,196	$96,110
Net income (loss)	$(40,546)	$14,175	$(29,106)	$18,309
Net income, as adjusted(1)	$14,342	$14,487	$27,896	$18,897
Diluted EPS	$(0.26)	$0.09	$(0.19)	$0.12
Diluted EPS, as adjusted(1)	$0.08	$0.09	$0.15	$0.12
Adjusted EBITDA(1)	$26,793	$17,343	$51,141	$21,947
Adjusted EBITDA margin(1)	26.5%	27.0%	27.2%	22.8%

(1) Net income, as adjusted, Diluted EPS, as adjusted, Adjusted EBITDA, and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures and Key Operating Metrics” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenues.

•
Net revenues for Q2 2021 increased by 57.6% to $101.1 million, as compared to Q2 2020. Net revenues were driven by higher order volumes and, to a lesser extent, a higher average order value during Q2 2021. Our active customer base grew by 79.2% to 1.6 million, as compared to Q2 2020.

•
Gross margin for Q2 2021 increased by 280 basis points to 73.3%, as compared to Q2 2020. This increase was primarily driven by a sales mix shift away from lower margin products toward higher margin scrubwear and a decrease in freight-in due to lower utilization of more expensive air freight.

•
Net income (loss) for Q2 2021 was a $40.5 million loss, as compared to net income of $14.2 million for Q2 2020. Net loss for Q2 2021 was primarily driven by $50.4 million of pre-tax stock-based compensation expense incurred in connection with our IPO.

•
Net income, as adjusted for Q2 2021 of $14.3 million was comparable to Q2 2020.

•
Diluted EPS for Q2 2021 decreased to $(0.26), as compared to Q2 2020. The decrease in Diluted EPS was primarily driven by the decrease in net income described above and a higher diluted share count.

•
Diluted EPS, as adjusted for Q2 2021 decreased to $0.08, as compared to Q2 2020. The decrease in Diluted EPS, as adjusted was driven by a higher diluted share count.

•
Adjusted EBITDA for Q2 2021 increased by 54.5% to $26.8 million, as compared to Q2 2020. The increase in Adjusted EBITDA was primarily due to higher order volumes, and to a lesser extent, higher average order values.

Key Metrics (Unaudited):

	As of June 30,
	2021	2020
	(in thousands)
Active customers	1,622	905

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Average order value	$103	$88	$101	$89

Balance Sheet Highlights

As of June 30, 2021, the Company had $164.0 million of cash and cash equivalents, no outstanding borrowings under its existing $50.0 million revolving credit facility and $3.2 million of issued and outstanding letters of credit. Available borrowings under the revolving credit facility were $46.8 million as of June 30, 2021.

Financial Outlook

2021 Outlook:

Net Revenues: approximately $395 million

Long-term Outlook (2022 – 2024):

Annual Gross Margin: 70%+

Annual Adjusted EBITDA Margin(2): 20%+

(2) We have not provided a quantitative reconciliation of our Adjusted EBITDA margin outlook to a GAAP net income margin outlook because we are unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of our control or ability to predict. For more information regarding our use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”

Conference Call Details

A conference call to discuss the Company’s Q2 2021 financial and business results and outlook is scheduled for August 12, 2021, at 4:30 p.m. ET. To participate, please dial 1-866-211-4956 (US) or 1-873-415-0263 (International) and the conference ID 9988906. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial 1-800-585-8367 (US) or 1-416-621-4642 (International). An archive of the webcast will be available on FIGS’ investor relations website.

Non-GAAP Financial Measures and Key Operating Metrics

In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “Average Order Value” and “Active Customers” which are key operational and business metrics that are important to understanding Company performance. We calculate “Average Order Value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. We calculate “Active Customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period.

We use “Net income, as adjusted”, “Diluted EPS, as adjusted”, “Adjusted EBITDA” and “Adjusted EBITDA Margin” to provide useful supplemental measures that assist in evaluating our ability to generate earnings, provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our core operating results as well as the results of our peer companies. We calculate “Net income, as adjusted” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, stock-based compensation expense in connection with the IPO and the income tax impact of these adjustments. We calculate “Diluted EPS, as adjusted”, as net income, as adjusted divided by diluted shares outstanding. We calculate “Adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation expense; transaction costs; and expenses related to non-ordinary course disputes. We calculate “Adjusted EBITDA Margin” by dividing Adjusted EBITDA by net revenues.

A reconciliation of GAAP to Non-GAAP financial information is included under “Selected Financial Information.”

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals. For more information, visit www.wearfigs.com.

Forward-Looking Statements

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”) that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, "outlook", “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters including the objectives of management, the execution of the Company’s mission, the Company’s assessment of the sustained momentum in its business, the Company’s continued focus on driving sustainable growth, the Company’s outlook and expectations as to net revenues for the full year ended December 31, 2021, and the Company’s long term outlook as to annual Gross Margin and annual Adjusted EBITDA Margin, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled personnel and senior management; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 12, 2021 and in the Company’s subsequent filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

IR Contact information:

Jeffrey Lawrence, CFO

IR@wearfigs.com

Jean Fontana, ICR, Inc.

IR@wearfigs.com

Selected Financial Information

FIGS, INC.

BALANCE SHEETS

(In thousands, except share and per share data)

	As of
	June 30, 2021	December 31, 2020
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$163,968	$58,133
Accounts receivable	3,934	5,780
Due from related party	4,875	—
Inventory, net	62,374	49,735
Prepaid expenses and other current assets	8,339	6,665
Total current assets	243,490	120,313
Non-current assets
Property and equipment, net	6,908	6,529
Deferred tax assets	3,354	6,507
Other assets	502	506
Total non-current assets	10,764	13,542
Total assets	$254,254	$133,855
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$16,472	$11,965
Accrued expenses	15,315	6,682
Accrued compensation and benefits	4,144	4,214
Sales tax payable	3,912	3,076
Gift card liability	3,369	3,019
Deferred revenue	679	1,781
Returns reserve	2,128	1,677
Income tax payable	910	105
Total current liabilities	46,929	32,519
Non-current liabilities
Deferred rent and lease incentive	3,610	3,659
Total liabilities	50,539	36,178
Commitments and contingencies
Stockholders’ equity
Common stock — par value $0.0001 per share, zero and 207,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero and 154,649,160 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	15
Class A Common stock — par value $0.0001 per share, 1,000,000,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; 147,633,534 and zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	15	—
Class B Common stock — par value $0.0001 per share, 150,000,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; 13,264,059 and zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	—
Preferred stock — par value $0.0001 per share, 100,000,000 and zero shares authorized as of June 30, 2021 and December 31, 2020, respectively; zero shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Additional paid-in capital	205,318	70,175
Retained earnings (accumulated deficit)	(1,619)	27,487
Total stockholders’ equity	203,715	97,677
Total liabilities and stockholders’ equity	$254,254	$133,855

FIGS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net revenues	$101,117	$64,143	$188,196	$96,110
Cost of goods sold	26,964	18,923	51,683	26,578
Gross profit	74,153	45,220	136,513	69,532
Operating expenses
Selling	19,222	12,905	36,337	19,644
Marketing	15,488	8,805	26,327	16,142
General and administrative	71,504	6,950	89,850	13,150
Total operating expenses	106,214	28,660	152,514	48,936
Net income (loss) from operations	(32,061)	16,560	(16,001)	20,596
Other income (loss), net
Interest income (expense)	(31)	19	(67)	117
Other expense	—	(1)	(2)	(1)
Total other income (loss), net	(31)	18	(69)	116
Net income (loss) before provision for income taxes	(32,092)	16,578	(16,070)	20,712
Provision for income taxes	8,454	2,403	13,036	2,403
Net income (loss) and comprehensive income (loss)	$(40,546)	$14,175	$(29,106)	$18,309
Earnings (loss) attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$(0.26)	$0.09	$(0.19)	$0.12
Diluted earnings (loss) per share	$(0.26)	$0.09	$(0.19)	$0.12
Weighted-average shares outstanding—basic	156,867,484	153,052,983	155,725,959	153,052,983
Weighted-average shares outstanding—diluted	156,867,484	153,680,642	155,725,959	153,661,856

FIGS, INC.

STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(29,106)	$18,309
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	666	398
Provision (benefit) for deferred income taxes	3,153	(688)
Stock-based compensation	61,027	286
Changes in operating assets and liabilities:
Accounts receivable	1,846	(505)
Due from related party	(4,875)	—
Inventory	(12,639)	(1,611)
Prepaid expenses and other current assets	(1,674)	(4,314)
Other assets	(6)	61
Accounts payable	4,575	(402)
Accrued expenses	8,553	5,912
Deferred revenue	(1,102)	1,597
Accrued compensation and benefits	(70)	(237)
Returns reserve	451	804
Sales tax payable	836	638
Income tax payable	805	3,090
Gift card liability	350	498
Deferred rent and lease incentive	(49)	473
Net cash provided by operating activities	32,741	24,309
Cash flows from investing activities:
Purchases of property and equipment	(1,023)	(1,080)
Net cash used in investing activities	(1,023)	(1,080)
Cash flows from financing activities:
Proceeds from issuance of Class A Common Stock in initial public offering, net of underwriting discounts	95,881	—
Payments of initial public offering issuance costs, net of reimbursements	(780)	—
Proceeds from stock option exercises	572	—
Tax payments related to net share settlements on restricted stock units	(21,556)	—
Net cash provided by financing activities	74,117	—
Net increase in cash and cash equivalents	105,835	23,229
Cash and cash equivalents, beginning of period	58,133	38,353
Cash and cash equivalents, end of period	$163,968	$61,582
Supplemental disclosures:
Property and equipment included in accounts payable and accrued expenses	$247	$—
Deferred offering costs recorded in stockholders' equity upon initial public offering	$780	$—

FIGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(Unaudited)

The following table reflects a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure prepared in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net income (loss)	$(40,546)	$14,175	$(29,106)	$18,309
Add (deduct):
Other income (loss), net	31	(18)	69	(116)
Provision for income taxes	8,454	2,403	13,036	2,403
Depreciation and amortization expense(1)	344	181	656	399
Stock-based compensation and related expense(2)	56,716	237	61,731	287
Transaction costs	(186)	—	339	—
Expenses related to non-ordinary course disputes(3)	1,980	365	4,416	665
Adjusted EBITDA	$26,793	$17,343	$51,141	$21,947
Adjusted EBITDA Margin	26.5%	27.0%	27.2%	22.8%

The following table presents a reconciliation of Diluted EPS, as adjusted and Net income, as adjusted to Net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Net income (loss)	$(40,546)	$14,175	$(29,106)	$18,309
Add (deduct):
Transaction costs	(186)	—	339	—
Expenses related to non-ordinary course disputes(3)	1,980	365	4,416	665
Stock-based compensation expense in connection with the IPO	50,384	—	50,384	—
Income tax impacts of items above	2,710	(53)	1,863	(77)
Net income, as adjusted	$14,342	$14,487	$27,896	$18,897
Diluted EPS, as adjusted	$0.08	$0.09	$0.15	$0.12
Weighted-average shares used to compute Diluted EPS, as adjusted(4)	190,758,131	153,680,642	185,408,438	153,661,856

(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”

(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.

(3) Represents legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing on our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

(4) We adjust the weighted-average number of shares outstanding for the dilutive effect of potential common equivalent shares in each period presented.